UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2019

GT Biopharma, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-08092	94-1620407
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

310 N. Westlake Blvd, Suite 206
Westlake Village, CA 91362

Phone: (800) 304-9888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act (17 CFR 240. l 4a- l 2)
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Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 20, 2019, GT Biopharma, Inc. (the "Company") entered into a Securities Purchase Agreement with seven purchasers (individually, a "Purchaser," and collectively, the "Purchasers") pursuant to which the Company has issued to the Purchasers Convertible Debentures in an aggregate principal amount of $650,000 (the "Debentures"), which Debentures are convertible into the Company's common stock (the "Common Stock") at a price of $0.20 per share.  The Company and each Purchaser also entered into a Registration Rights Agreement.

The issuance of the Debentures was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), for the offer and sale of securities not involving a public offering and Regulation D promulgated under the Securities Act.

The foregoing summaries of the Securities Purchase Agreement, the Registration Rights Agreement and the Debentures are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 10.1, 10.2 and 4.1, respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Report is incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Secured Convertible Note

10.1	Securities Purchase Agreement

10.3	Registration Rights Agreement

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT Biopharma, Inc.

Dated: August 23, 2019	By:	/s/ Steven Weldon
Steven Weldon
Director and Chief Financial Officer

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